EXHIBIT INDEX
Exhibit Description of Exhibit
99.1 Joint Filing Agreement

Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning itself or himself contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has the reason to believe that such information is inaccurate.
[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of   February 11, 2019

Kingkey New Era Auto Industry Limited
By: /s/ Chen Jiarong
Name/Title: Chen Jiarong, Director
Kingkey New Era Auto Industry Global Limited
By: /s/ Chen Jiarong
Name/Title: Chen Jiarong, Director
First Tycoon Ventures Limited
By: /s/ Chen Jiarong
Name/Title: Chen Jiarong, Director
Sail Best Investments Limited
By: /s/ Chen Jiarong
Name/Title: Chen Jiarong, Director
Kingkey Investment Group Limited
By: /s/ Chen Jiarong
Name/Title: Chen Jiarong, Director
Chen Jiarong
By: /s/ Chen Jiarong
Name: Chen Jiarong